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EXHIBIT 4.1

                              NEVADA POWER COMPANY

                              OFFICER'S CERTIFICATE

                                  April 7, 2004

      I, the undersigned officer of Nevada Power Company (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated February 10, 2004, and Sections 1.04, 2.01, 3.01, 4.01(a) and 4.03(b)(i) of the
General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore amended and supplemented to the date hereof (as heretofore amended and supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). Section 1(u)(xviii) of this Officer's Certificate sets forth definitions of capitalized terms used herein. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture. Regarding the use of the terms "subordinated" and "equally-ranked" herein, see Section 1(u)(i)(D). Based upon the foregoing, I hereby certify on behalf of the Company as follows:

      1. The terms and conditions of the Securities described in this Officer's Certificate are as follows (the lettered subdivisions set forth in this Paragraph 1 corresponding to the lettered subdivisions of Section 3.01 of the Indenture):

      (a) The Securities of the ninth series to be issued under the Indenture shall be designated "6 1/2% General and Refunding Mortgage Notes, Series I, due 2012" (the "Series I Notes").

      (b) There shall be no limit upon the aggregate principal amount of the Series I Notes that may be authenticated and delivered under the Indenture. The Series I Notes shall be initially authenticated and delivered in the aggregate principal amount of $130,000,000.

      (c) Interest on the Series I Notes shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.

      (d) The Series I Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on April 15, 2012.

      (e) The Series I Notes shall bear interest as provided in the form of such Securities attached hereto as Exhibit A.

      (f) If a Holder of Series I Notes has given wire transfer instructions to the Company prior to the fifth day preceding the related record date (or, in the case of principal or premium, the fifth day preceding the date such principal or premium is due), the Company shall pay all principal, interest and premium and Liquidated Damages (as such

NPC Officer's Certificate (Terms of Note)

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      term is defined herein), if any, on that Holder's Series I Notes in accordance with such instructions. The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which (i) the principal, interest and premium and Liquidated Damages, if any, on the Series I Notes shall be payable (other than payments made in accordance with the first sentence of this paragraph (f)), (ii) registration of transfer of the Series I Notes may be effected, (iii) exchanges of the Series I Notes may be effected and (iv) notices and demands to or upon the Company in respect of the Series I Notes and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Series I Notes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Las Vegas, Nevada as any such place or itself or any of its Subsidiaries as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series I Notes.

      (g)   Optional Redemption.

            (i) Optional Redemption. The Company may redeem the Series I Notes at any time, either in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Series I Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series I Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series I Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series I Notes.

            "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such third business day, the Reference Treasury Dealer Quotation for such redemption date.

            "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.


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            "Reference Treasury Dealer" means a primary U.S. Government
         Securities Dealer selected by the Company.

            "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date.

            "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            (ii) Equity Claw-back. Notwithstanding the foregoing, at any time prior to April 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Series I Notes at a Redemption Price of 106.5% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, with the net cash proceeds of any public or private offering of its Equity Interests (other than Disqualified Stock) or a capital contribution to the Company's equity made with net cash proceeds of an offering by Sierra Pacific Resources, provided that at least 65% of the aggregate principal amount of Series I Notes remains outstanding immediately after the occurrence of such redemption (excluding Series I Notes held by the Company and its Subsidiaries); and provided further, that any such redemption shall occur within 120 days of the date of the closing of such offering.

            (iii) Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Series I Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Series I Notes or a satisfaction and discharge of the Series I Notes under the Indenture. Notices of redemption may not be conditional.

            (iv) Selection of Series I Notes to be Redeemed. In accordance with
      Section 5.03 of the Indenture, the following method is provided for the selection of Series I Notes to be redeemed and these procedures shall be followed by the Security Registrar in the event of a redemption of the Series I Notes pursuant to the provisions of this Officer's Certificate. If less than all of the Series I Notes are to be redeemed at any time, the Security Registrar shall select Series I Notes for redemption as follows:


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            (A)   if the Series I Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Series I Notes are listed; or

            (B) if the Series I Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

            No Series I Notes of $1,000 principal amount or less can be redeemed in part.

      (h)   Mandatory Redemption/Redemption at Option of Holders/Offers to
            Purchase.

            (i)   Mandatory Redemption.

            (A) Except as provided in Section 1(h)(i)(B) below or Section 1(h)(ii) below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Series I Notes.

            (B) Upon the occurrence of the events described below in clauses (1) or (2) of this Section 1(h)(i)(B), the Company shall be required to redeem the Series I Notes immediately, at a Redemption Price equal to 100% of the aggregate principal amount of the Series I Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series I Notes to the date of redemption, without further action or notice on the part of the Trustee or the Holders of the Series I Notes:

            (1) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (I)   commences a voluntary case,

                  (II) consents to the entry of an order for relief against it in an involuntary case,

                  (III) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (IV) makes a general assignment for the benefit of its creditors, or

                  (V) admits in writing of its inability to pay its debts generally as they become due; or

            (2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (I) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a


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                        whole, would constitute a Significant Subsidiary in an
                        involuntary case;

                  (II) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (III) orders the liquidation of the Company or any of its
                        Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days.

            (ii)  Redemption at the Option of the Holders.

            (A) Upon the occurrence of any of the following events (each a "Triggering Event"):

            (1) failure for 30 days to pay when due interest on, or Liquidated Damages with respect to, the Series I Notes;

            (2) failure to pay when due the principal of, or premium, if any, on the Series I Notes;

            (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described in Sections 1(u)(i), 1(u)(ii) or 1(u)(vi) of this Officer's Certificate (under the headings "Certain Covenants and Definitions--Restricted Payments," "Certain Covenants and Definitions--Incurrence of Indebtedness and Issuance of Preferred Stock" or "Certain Covenants and Definitions--Merger, Consolidation or Sale of Assets");

            (4) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described in Section 1(h)(iii) or (iv) of this Officer's Certificate (under the headings "Offer to Purchase Upon Change of Control" or "Offer to Purchase by Application of Excess Proceeds");

            (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in this Officer's Certificate or the Series I Notes;


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            (6)   default under any mortgage, indenture or instrument under
                  which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the original issue date of the Series I Notes, if that default:

                  (I) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (II) results in the acceleration of such Indebtedness prior to its express maturity,

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

            (7) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

            (8) an event of default under the First Mortgage Indenture (other than any such matured event of default which (i) is of similar kind or character to the Triggering Event described in (3) or
                  (5) above and (ii) has not resulted in the acceleration of the securities outstanding under the First Mortgage Indenture); provided, however, that, anything in this Officer's Certificate to the contrary notwithstanding, the waiver or cure of such event of default under the First Mortgage Indenture and the rescission and annulment of the consequences thereof under the First Mortgage Indenture shall constitute a cure of the corresponding Triggering Event and a rescission and annulment of the consequences thereof, the Holders of Series I Notes of at least 25% in principal amount of the Series I Notes then Outstanding may deliver a notice to the Company requiring the Company to redeem the Series I Notes immediately at a Redemption Price equal to 100% of the aggregate principal amount of the Series I Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series I Notes to the Redemption Date.

            (B) The Holders of a majority in aggregate principal amount of the Series I Notes then outstanding by notice to the Company and the Trustee may on behalf of the Holders of all of the Series I Notes waive any existing Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest or Liquidated Damages on, or the principal of, the Series I Notes.


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            (C) In the case of any Triggering Event by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Series I Notes pursuant to the provisions of Section 1(g)(i) or, prior to April 15, 2007, Section 1(g)(ii) of the Officer's Certificate relating to redemption at the option of the Company, an equivalent premium equal to the premium payable under Section 1(g)(i) or, prior to April 15, 2007, Section 1(g)(ii), whichever is greater, shall also become and be immediately due and payable to the extent permitted by law upon the redemption of the Series I Notes at the option of the Holders thereof.

            (D) Upon becoming aware of any Triggering Event, the Company shall deliver to the Trustee a statement specifying such Triggering Event.

            (iii) Offer to Purchase Upon Change of Control.

            (A) Upon the occurrence of a Change of Control, each Holder of Series I Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Series I Notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in this Officer's Certificate. In the Change of Control Offer, the Company shall offer an amount in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Series I Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Series I Notes repurchased, to Change of Control Payment Date (as defined below).

            (B) Within ten days following any Change of Control, the Company shall mail a notice to each Holder of Series I Notes stating:

            (1) the description of the transaction or transactions that constitute the Change of Control, that the Change of Control Offer is being made pursuant to this Section 1(h)(iii), and that all Series I Notes validly tendered and not withdrawn shall be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Series I Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

            (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Series I Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date;

            (5) that Holders of Series I Notes electing to have any Series I Notes purchased pursuant to a Change of Control Offer shall be required to


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                  surrender the Series I Notes properly endorsed, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Series I Notes properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (6) that Holders of Series I Notes shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Series I Notes delivered for purchase, and a statement that such Holder of Series I Notes is withdrawing its election to have the Series I Notes purchased; and

            (7) that Holders of Series I Notes whose Series I Notes are being purchased only in part shall be issued new Series I Notes equal in principal amount to the unpurchased portion of the Series I Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

            (C) If any of the Series I Notes subject to a Change of Control Offer are in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to offers to purchase.

            (D) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Series I Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Series I Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Series I Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Series I Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Series I Notes so tendered the Change of Control Payment for such Series I Notes, and the Trustee shall promptly authenticate and make available for delivery to each Holder of Series I Notes a new Series I Note equal in principal amount to any unpurchased portion of the Series I Notes surrendered, if any; provided that each such new Series I Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Series I Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (E) The Change of Control provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Officer's Certificate are applicable.


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            (F) The Company shall not be required to make a Change of Control
      Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Series I Notes validly tendered and not withdrawn under such Change of Control Offer.

            (iv) Offer to Purchase by Application of Excess Proceeds.

            (A) In the event that, pursuant to Section 1(u)(v)(D) of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Asset Sales"), the Company shall be required to commence an Asset Sale Offer, it shall make an offer (an "Asset Sale Offer") to all Holders of Series I Notes, and all holders of other Indebtedness that is equally-ranked with the Series I Notes containing provisions similar to those set forth in this Officer's Certificate with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of the Series I Notes and such other equally-ranked Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Officer's Certificate. If the aggregate principal amount of Series I Notes and other equally-ranked Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Series I Notes and such other equally-ranked Indebtedness to be purchased on a pro rata basis. The Company shall advise the Trustee of such other equally-ranked Indebtedness and the Trustee shall have no duty or responsibility to determine the accuracy or correctness of such advice and shall be fully protected in relying on such advice. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (B) Any Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Series I Notes required to be purchased pursuant to paragraph (A) above (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Series I Notes validly tendered in response to the Asset Sale Offer.

            (C) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders of Series I Notes, with a copy to the Trustee, stating:

            (1)   that the Asset Sale Offer is being made pursuant to this
                  Section 1(h)(iv) and Section 1(u)(v) of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Asset Sales") and the length of time the Asset Sale Offer shall remain open;


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            (2)   the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Series I Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

            (4) that, unless the Company defaults in making such payment, any Series I Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

            (5) that Holders of Series I Notes electing to have a Series I Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Series I Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Series I Note properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

            (6) that Holders of Series I Notes shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Series I Notes delivered for purchase, and a statement that such Holder of Series I Notes is withdrawing its election to have the Series I Notes purchased;

            (7) that, if the aggregate principal amount of Series I Notes surrendered by Holders of Series I Notes exceeds the Offer Amount, the Trustee shall select the Series I Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Series I Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (8) that Holders of Series I Notes whose Series I Notes are being purchased only in part shall be issued new Series I Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

            (D) If any of the Series I Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to offers to purchase.

            (E) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Series I Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Series I Notes tendered, and shall deliver to the Trustee an officer's certificate stating that such Series I Notes or portions thereof were


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      accepted for payment by the Company in accordance with the terms of this
      Section 1(h)(iv). The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder of Series I Notes an amount equal to the purchase price of the Series I Notes tendered by such Holder of Series I Notes and accepted by the Company for purchase, and the Company shall promptly issue a new Series I Note, and the Trustee, upon written request from the Company, shall authenticate and make available for delivery such new Series I Note to such Holder of Series I Notes, in a principal amount equal to any unpurchased portion of the Series I Note surrendered; provided that each such new Series I Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Series I Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

            (F) The provisions of this Section 1(h)(iv) ("Offer to Purchase by Application of Excess Proceeds") is subject to the provisions of Section 1(u)(xiv) ("Certain Covenants and Definitions--Suspension of Certain Covenants").

            (v) Offers to Purchase - General.

            (A) If the Change of Control Payment Date or Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Series I Note is registered at the close of business on such Regular Record Date, and no additional interest or Liquidated Damages shall be payable to Holders of Series I Notes who tender Series I Notes pursuant to the Change of Control Offer or the Asset Sale Offer.

            (B) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer or Asset Sale Offer provisions of this Officer's Certificate, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer or Asset Sale Offer provisions of this Officer's Certificate by virtue of such conflict.

      (i) The Series I Notes are issuable only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      (j) Not applicable.

      (k) Not applicable.

      (l) Not applicable.

      (m) See subsection (e) above.

      (n) Not applicable.

      (o) Not applicable.

      (p) Not applicable.

      (q) Book-entry; Delivery and Form.

            (i)   Form and Dating.

            The Series I Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Series I Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Series I Note shall be dated the date of its authentication. The Series I Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Series I Notes shall constitute, and are hereby expressly made, a part of this Officer's Certificate, and the Company, by its execution and delivery of this Officer's Certificate, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Series I Note conflicts with the express provisions of this Officer's Certificate or the Indenture, the provisions of this Officer's Certificate or the Indenture, as applicable, shall govern and be controlling.

            Series I Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Series I Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Series I Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Series I Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Series I Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Series I Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 1(q)(v) of this Officer's Certificate.

            The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by members of, or Participants, in DTC through Euroclear or Clearstream.

            (ii) Authentication.

            The Trustee or an Authenticating Agent shall authenticate by delivery and execution of a Trustee's Certificate of Authentication in the form set forth in Section 2.02 of the Indenture (A) the Series I Notes for original issue on the Issue Date in the aggregate principal amount of $130,000,000 (the "Original Notes"), (B) additional Series I Notes for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a Company Order (such additional Series I Notes, together with the Original Notes, the "Initial Notes") and (C) any Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case, upon a Company Order, which Company Order shall specify (x) the amount of Series I Notes to be authenticated and the date of original issue thereof, (y) whether the Series I Notes are Initial Notes or Exchange Notes and (z) the amount of Series I Notes to be issued in global form or definitive form. The aggregate principal amount of Series I Notes outstanding at any time may not exceed $130,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (B) of this paragraph, except as provided in Section 1(q)(vi) of this Officer's Certificate.

            (iii) Security Registrar, Paying Agent and Depositary.

            The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent for the Series I Notes. Upon the occurrence of an event set forth under Sections 1(h)(i)(B)(1) or 1(h)(i)(B)(2) herein or an Event of Default set forth in Sections 10.01(d) or 10.01(e) of the Indenture, the Trustee shall serve as Paying Agent for the Series I Notes. The Company shall maintain a Place of Payment for the Series I Notes within the City and State of New York pursuant to Section 6.02 of the Indenture.

            The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

            (iv) Liquidated Damages, if any, to be Held in Trust.

            Payments of Liquidated Damages, if any, shall be subject to the provisions of Section 6.03 of the Indenture to the same extent as any payments of principal of or premium or interest on the Series I Notes.

            (v) Transfer and Exchange.

            (A) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

            (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or

            (2) the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the Series I Notes in certificated form; or

            (3) there has occurred and is continuing a Default or Event of Default with respect to the Series I Notes.

            Upon the occurrence of either of the preceding events in (1), (2) or
            (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
            3.06 and 3.09 of the Indenture. Every Series I Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 3.06 and 3.09 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Series I Note other than as provided in this Section 1(q)(v)(A), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1(q)(v)(B), (C) or
            (F) of this Officer's Certificate.

            (B) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Officer's Certificate and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph
      (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note.
            Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 1(q)(v)(B)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests
            in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Security Registrar either:

                        (a) both (i) a written order from a Participant or an
                  Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or

                        (b) both (i) a written order from a Participant or an
                  Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

            Upon an Exchange Offer by the Company in accordance with Section 1(q)(v)(F) of this Officer's Certificate, the requirements of this
            Section 1(q)(v)(B)(2) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon notification from the Security Registrar that all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Officer's Certificate, the Series I Notes and otherwise applicable under the Securities Act have been satisfied, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to
            Section 1(q)(v)(H) of this Officer's Certificate.

                  (3) Transfer of Beneficial Interests to Another Restricted
            Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (2) above and the Security Registrar receives the following:

                        (a) if the transferee shall take delivery in the form of
                  a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof; or

                        (b) if the transferee shall take delivery in the form of
                  a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof.

                  (4) Transfer and Exchange of Beneficial Interests in a
            Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (2) above and:

                        (a) such exchange or transfer is effected pursuant to an
                  Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (b) any such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (c) any such transfer is effected by a Broker-Dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (d) the Security Registrar receives the following:

                  (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof; or

                  (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

      and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (b) or (d) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 1(q)(ii) of this

      Officer's Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (b) or (d) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (C) Transfer or Exchange of Beneficial Interests for Definitive
      Notes.

                  (1) Beneficial Interests in Restricted Global Notes to
            Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Security Registrar of the following documentation:

                        (a) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (2)(a) thereof;

                        (b) if such beneficial interest is being transferred to
                  a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

                        (c) if such beneficial interest is being transferred to
                  a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

                        (d) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

                        (e) if such beneficial interest is being transferred to
                  an Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case other than those listed in subparagraphs (b) through (d) above, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and any Opinion of Counsel required by Item (3) thereof, if applicable;

                        (f) if such beneficial interest is being transferred to
                  the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

                        (g) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Security Registrar, shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1(q)(v)(H) of this Officer's Certificate, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1(q)(v)(C) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Series I Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1(q)(v)(C)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            Notwithstanding Sections 1(q)(v)(C)(1)(a) and (c) hereof, a beneficial interest in the Regulation S Global Note may not be (a) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (b) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause (a) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (2) Beneficial Interests in Restricted Global Notes to
            Unrestricted Definitive Notes. Notwithstanding Section 1(q)(v)(C)(1) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (a) such exchange or transfer is effected pursuant to an
                  Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (b) any such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (c) any such transfer is effected by a Broker-Dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (d) the Security Registrar receives the following:

                  (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof; or

                  (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

      and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                  (3) Beneficial Interests in Unrestricted Global Notes to
            Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon notice by the Security Registrar of satisfaction of the conditions set forth in Section 1(q)(v)(B)(2) of this Officer's Certificate, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1(q)(v)(H) of this Officer's Certificate, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1(q)(v)(C)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Series I Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1(q)(v)(C)(3) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

            (D) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in
            Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Series I Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

                        (a) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Series I Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (2)(b) thereof;

                        (b) if such Definitive Note is being transferred to a
                  QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;

                        (c) if such Definitive Note is being transferred to a
                  Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;

                        (d) if such Definitive Note is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;

                        (e) if such Definitive Note is being transferred to an
                  Institutional Accredited Investor or in reliance on any other exemption from the registration requirements of the Securities Act, in either case, other than those listed in subparagraphs
                  (b) through (d) above, a certificate in the form of Exhibit B hereto, including certifications, certificates, and any Opinion of Counsel required by Item (3) thereof, if applicable;

                        (f) if such Definitive Note is being transferred to the
                  Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or

                        (g) if such Definitive Note is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Trustee, upon notice of receipt of such documentation by the Security Registrar, shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph
      (a) above, the appropriate Restricted Global Note and, in the case of subparagraph (b) above, the Rule 144A Global Note, and, in the case of subparagraph (c) above, the Regulation S Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Series I Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (a) such exchange or transfer is effected pursuant to an
                  Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (b) any such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (c) any such transfer is effected by a Broker-Dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (d) the Security Registrar receives the following:

                  (i) if the Holder of such Definitive Notes proposes to exchange such Series I Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(c) thereof; or

                  (ii) if the Holder of such Definitive Notes proposes to transfer such Series I Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

      and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 1(q)(v)(D)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in
            Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Series I Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Sections 1(q)(v)(D)(2)(b) or (d) or the first paragraph of this Section 1(q)(v)(D)(3) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 1(q)(ii) of this Officer's Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to Sections 1(q)(v)(D)(2)(b) or (d) or the first paragraph of this
            Section 1(q)(v)(D)(3).

            (E) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 1(q)(v)(E), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 1(q)(v)(E).

                  (1) Restricted Definitive Notes to Restricted Definitive
            Notes. Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Security Registrar receives the following:

                        (a) if the transfer shall be made pursuant to Rule 144A
                  under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

                        (b) if the transfer shall be made pursuant to Rule 903
                  or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

                        (c) if the transfer shall be made pursuant to any other
                  exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive
            Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (a) such exchange or transfer is effected pursuant to an
                  Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such Series I Notes, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (b) any such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                        (c) any such transfer is effected by a Broker-Dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (d) the Security Registrar receives the following:

                  (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Series I Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof; or

                  (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Series I Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof;

      and, in each such case set forth in this subparagraph (d), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive
            Notes. A Holder of Unrestricted Definitive Notes may transfer such Series I Notes to a

            Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Security Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

            (F) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of (a) an authentication order in accordance with
      Section 1(q)(ii) of this Officer's Certificate and (b) an Opinion of Counsel opining as to the enforceability of the Exchange Notes and the guarantees thereof, if any, the Trustee shall authenticate (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (i) broker-dealers,
      (ii) Persons participating in the distribution of the Exchange Notes or
      (iii) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in such Exchange Offer and (2) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer, unless the Holders of such Restricted Definitive Notes shall request the receipt of Definitive Notes, in which case the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Definitive Notes one or more Definitive Notes without the Private Placement Legend in the appropriate principal amount. Concurrent with the issuance of such Unrestricted Global Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

            (G) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Officer's Certificate.

                  (1) Private Placement Legend.

                        (a) Except as permitted by subparagraph (b) below, each
                  Global Note and each Definitive Note (and all Series I Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS

      ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT SHALL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE SECURITY REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                        (b) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraph (B)(4),
                  (C)(2), (D)(2), (D)(3), (E)(2), (E)(3) or (F) of this Section
                  1(q)(v) (and all Series I Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE OFFICER'S CERTIFICATE UNDER THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
      ARTICLE III OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 1(q)(v)(A) OF THE OFFICER'S CERTIFICATE UNDER THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY OR ANY SUCCESSOR THERETO."

            Additionally, for so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:

      "UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

            (H) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Series I Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

            (I) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, subject to
      Section 1(q)(v) of this Officer's Certificate, the Company shall execute and, upon the Company's order, the Trustee or an Authenticating Agent shall authenticate Global Notes and Definitive Notes at the Security Registrar's request.

            (2) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this
      Section 1(q)(v) to effect a transfer or exchange may be submitted by facsimile.

            (3) The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to whether any Person is or is not a Person described in clauses (i), (ii) and (iii) of each of Sections 1(q)(v)(B)(4)(a), 1(q)(v)(C)(2)(a), 1(q)(v)(D)(2)(a), 1(q)(v)(E)(2)(a) and
      1(q)(v)(F) of this Officer's Certificate or under applicable law (other than the Trust Indenture Act) with respect to any transfer of any interest in any Series I Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (vi) Outstanding Series I Notes.

            Notwithstanding the definition of "Outstanding" in Section 1.01 of the Indenture, Series I Notes that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, such Subsidiary or such Affiliate until legal title to such Series I Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

      (r) Not applicable.

      (s) The Series I Notes have not been registered under the Securities Act and may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. No service charge shall be made for the registration of transfer or exchange of the Series I Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 1.06(f), 3.04, 5.06 or 14.06 of the Indenture and Sections 1(h)(iii) and 1(h)(iv) of this Officer's Certificate not involving any transfer).

      (t) For purposes of the Series I Notes, "Business Day" shall mean any day, other than Saturday or Sunday, on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in New York.

      (u) Certain Covenants and Definitions.

            (i) Restricted Payments.

            (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company) or to the Company or a Restricted Subsidiary of the Company;

            (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

            (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Series I Notes, except a payment of interest or principal at the Stated Maturity thereof; or

            (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

            unless, at the time of and after giving effect to such Restricted
            Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

            (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1(u)(ii)(A) of this Officer's Certificate (under the heading "Incurrence of Indebtedness and Issuance of Preferred Stock"); and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the original issue date of the Series I Notes (excluding Restricted Payments permitted by clauses 1(u)(i)(B)(2), 1(u)(i)(B)(3), 1(u)(i)(B)(4),
                  1(u)(i)(B)(6) and 1(u)(i)(B)(8)), is less than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the original issue date of the Series I Notes to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) since the original issue date of the Series I Notes as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than sales to a Restricted Subsidiary of the Company) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus

                  (c) to the extent that any Restricted Investment that was made after the original issue date of the Series I Notes is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                  (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the original issue date of the Series I Notes, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation and (ii) the fair market value of the Company's Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

            (B) Notwithstanding the foregoing, this Section 1(u)(i) shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Officer's Certificate;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are -------- utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause 1(u)(i)(A)(3)(b);

                  (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any twelve-month period;

                  (6) the payment of any distribution by a Trust Preferred Vehicle to holders of such trust's preferred beneficial interests, to the extent such distribution does not exceed the amount that is contemporaneously received by such trust as a payment of interest at its Stated Maturity on the subordinated Indebtedness of the Company held by such trust;

                  (7) payments to Sierra Pacific Resources to enable Sierra Pacific Resources to pay its reasonable expenses (including but not limited to, principal, premium, if any, and interest on Sierra Pacific Resources' Indebtedness and payment obligations on account of Sierra Pacific Resources' Premium Income Equity Securities) incurred in the ordinary course of business, which expenses shall not be greater than $60.0 million for any one calendar year; provided that (a) any such payment complies with any regulatory restrictions then applicable to the Company and (b) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any such payment is made was at least 1.75 to 1; and

                  (8) other Restricted Payments in an aggregate amount since the original issue date of the Series I Notes not to exceed $25.0 million;

                   provided that, with respect to clauses (2), (3), (5), (7) and
                   (8) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

                  (C) The amount of all Restricted Payments (other than cash)
            shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1(u)(i) ("Restricted Payments") were computed, together with a copy of any fairness opinion or appraisal required under this Officer's Certificate. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this calculation and shall be fully protected in relying on such Officer's Certificate. The Trustee shall make such fairness opinion available for inspection by Holders of Series I Notes upon reasonably prior written request during regular business hours.

                  (D) For purpose of clarification of the terms "subordinated"
            and "equally-ranked" as used in this Officer's Certificate, no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being secured on a junior basis or by virtue of being unsecured. All Indebtedness that is not subordinated Indebtedness shall be equally-ranked to the Series I Notes.

                  (E) The provisions of this Section 1(u)(i) ("Restricted
            Payments") is subject to the provisions of Section 1(u)(xiv) ("Certain Covenants and Definitions--Suspension of Certain Covenants").

                  (ii) Incurrence of Indebtedness and Issuance of Preferred
            Stock.

                  (A) The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted

            Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
            Debt) or issue Disqualified Stock, and its Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (B) Notwithstanding the foregoing, this Section 1(u)(ii) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1)   the incurrence by the Company pursuant to this clause
                        (1) of additional Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder), together with the principal component of amounts outstanding under Qualified Receivables Transactions, in an aggregate amount up to $250.0 million at any time outstanding;

                  (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (3) the incurrence by the Company of Indebtedness represented by the Series I Notes to be issued on the original issue date of the Series I Notes (and the related Exchange Notes to be issued pursuant to the Registration Rights Agreement) and the incurrence by any Subsidiary Guarantor of a Subsidiary Guarantee of those Series I Notes, any additional notes of the same series and any related Exchange Notes;

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $20.0 million at any time outstanding;

                  (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under
                        Section 1(u)(ii)(A) or clauses (2), (3) (5) or (12) of this Section 1(u)(ii)(B);

                  (6) the incurrence by the Company or any of its Restricted Subsidiaries (other than a Receivables Entity) of intercompany Indebtedness between or among the Company or any of its Restricted Subsidiaries (other than a Receivables Entity); provided, however, that:

                        (a)   if the Company is the obligor on such
                              Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Series I Notes;

                        (b) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor's Subsidiary Guarantee; and

                        (c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
                              (6); and

                        (d) any Indebtedness issued by the Company or any of its Restricted Subsidiaries to a Trust Preferred Vehicle shall not be treated as intercompany Indebtedness for purposes of this clause (6) to the extent of the face amount of the beneficial interests of the Trust Preferred Vehicle that are not held by the Company or any of its Restricted Subsidiaries.

                  (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                  (8) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 1(u)(ii) ("Incurrence of Indebtedness and Issuance of Preferred Stock"), provided that in the event that the Indebtedness shall be subordinated in right of payment to the Series I Notes, then the Guarantee of that Indebtedness shall be subordinated in right of payment to the Series I Notes;

                  (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of such

                        Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 1(u)(ii) ("Incurrence of Indebtedness and Issuance of Preferred Stock"); provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company as accrued;

                  (10) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (11) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11);

                  (12) the incurrence by the Company of additional Indebtedness consisting of securities issued pursuant to the Indenture in respect of claims relating to the Company's obligations pursuant to agreements with gas, electric power and other energy suppliers that have been terminated as of the original issue date of the Series I Notes;

                  (13) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness consisting of letters of credit for purposes of supporting the Company's or any Restricted Subsidiary's obligations now or hereafter owing to gas, electric power or other energy suppliers, not to exceed $20.0 million at any time outstanding;

                  (14) the issuance by the Company of up to $125.0 million of Securities issued pursuant to the Indenture to secure Standard Securitization Undertakings entered into by the Company in connection with a Qualified Receivables Transaction, provided that the obligation of the Company to make any payment on any such securities shall be:

                        (a) payable no earlier than such amount is required to be paid in respect of such Standard Securitization Undertakings; and

                        (b) deemed to have been paid or otherwise satisfied and discharged to the extent that Company has paid such amount in respect of such Standard Securitization Undertakings;

                        provided further that any amounts the Company is obligated to pay under such securities will not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under Section 1(u)(ii)(B)(1) ("Certain Covenants and Definitions--Incurrence of Indebtedness and Issuance of Preferred Stock");.

                  (15)  the issuance by a Receivables Entity of a Purchase Money
                        Note in connection with a Qualified Receivables Transaction;

                  (16) the incurrence by the Company of additional Indebtedness to finance capital expenditures incurred pursuant to the Company's 2003 Resource Plan as approved under order by the Public Utilities Commission of Nevada or mandated by statute or by one or more federal or state regulatory authorities, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16); and

                  (17) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (17), not to exceed $40.0 million at any time outstanding.

                  (C) Notwithstanding the foregoing, the Company shall not issue any additional First Mortgage Bonds, except as necessary to replace any mutilated, lost or destroyed First Mortgage Bonds or to effect exchanges and transfers of First Mortgage Bonds.

                  (D) The Company shall not incur any Indebtedness (including
            Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Series I Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being secured on a junior basis or by virtue of being unsecured.

                  (E) For purposes of determining compliance with this Section
            1(u)(ii) ("Incurrence of Indebtedness and Issuance of Preferred Stock"):

                  (1) in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this Section 1(u)(ii), the Company shall be permitted to classify (or later classify or reclassify such Indebtedness, in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this
                        Section 1(u)(ii); and

                  (2) for the purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

                  (F) The provisions of this Section 1(u)(ii) ("Incurrence of
            Indebtedness and Issuance of Preferred Stock") is subject to the provisions of Section 1(u)(xiv) ("Certain Covenants and Definitions--Suspension of Certain Covenants").

                  (iii) Series I Liens.

                  The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Series I Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their property or assets, now owned or hereafter acquired, except Series I Permitted Liens.

                  (iv) Dividend and Other Payment Restrictions Affecting
            Subsidiaries.

                  (A) The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

                  (B) Notwithstanding the foregoing, this Section (1)(u)(iv)
            shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements governing Existing Indebtedness and Credit Facilities or Qualified Receivables Transactions as in effect on the original issue date of the Series I Notes and other customary encumbrances and restrictions existing on or after the original issue date of the Series I Notes that are not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the original issue date of the Series I Notes; provided that the application of such restrictions or encumbrances to additional Restricted Subsidiaries not subject thereto on the original issue date of the Series I Notes shall not be deemed to make such restrictions more restrictive;

                  (2) the Indenture, this Officer's Certificate and the Series I Notes and other customary encumbrances and restrictions existing in indentures and notes after the original issue date of the Series I Notes that are not more restrictive, in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Indenture, this Officer's Certificate and the Series I Notes;

                  (3) applicable law (including without limitation, rules, regulations and agreements with regulatory authorities) or any order issued pursuant to a federal or state statute or any order by or agreement with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties;

                  (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case -------- of Indebtedness, such Indebtedness was permitted by the terms of this Officer's Certificate to be incurred;

                  (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause 1(u)(iv)(A)(3);

                  (7) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

                  (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions or dispositions of assets by that Restricted Subsidiary pending its sale or other disposition;

                  (9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (10) Series I Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 1(u)(iii) of this Officer's Certificate ("Series I Liens") that limit the right of the debtor to dispose of the assets subject to such Series I Liens; and

                  (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

                  (C) The provisions of this Section 1(u)(iv)("Dividends and
            Other Payment Restrictions Affecting Restricted Subsidiaries") is subject to the provisions of Section 1(u)(xiv)("Certain Covenants and Definitions--Suspension of Certain Covenants").

                  (v) Asset Sales.

                  (A) The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) for any agreement to make an Asset Sale that is entered into after the Series I Notes are issued under the Indenture, the fair market value is determined by (a) an executive officer of Company if the value is more than $5.0 million but less than $25.0 million or (b) the Company's Board of Directors if the value is $25.0 million or more, as evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

                  (3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

                        (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                        (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

                  (B) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

                  (1)   to repay senior secured Indebtedness of the Company;

                  (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (3)   to make a capital expenditure; or

                  (4) to acquire other long-term assets that are used or useful in a Permitted Business.

                  (C) Pending the final application of any Net Proceeds, the
            Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Officer's Certificate.

                  (D) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 1(u)(v)(B) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer pursuant to the provisions of Section 1(h)(iv) of this Officer's Certificate.

                  (E) To the extent that any Asset Sale constitutes the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, such transaction shall be governed by the provisions of this Officer's Certificate in Sections (1)(h)(iii) and (1)(u)(vi) (under the heading "Offer to Purchase Upon a Change of Control" and the heading "Certain Covenants and Definitions--Merger, Consolidation or Sale of Assets") and not by the provisions of this Section 1(u)(v) or Section 1(h)(iv) of this Officer's Certificate.

                  (vi) Merger, Consolidation or Sale of Assets.

                  (A) The Company shall not, directly or indirectly: (1)
            consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1)   either: (a) the Company is the surviving corporation; or
                        (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (2) (a) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Series I Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and (b) such Person executes and delivers to the Trustee a supplemental indenture that contains a grant, conveyance, transfer and mortgage by such Person confirming the lien of the Indenture on the property subject to such lien and subjecting to such lien all property thereafter acquired by such Person that shall constitute an improvement, extension or addition to the property subject to the lien of the Indenture or renewal, replacement or substitution of or for any part thereof and, at the election of such Person, subjecting to the lien of the Indenture such other property then owned or thereafter acquired by such Person as such Person shall specify;

                  (3) immediately after such transaction no Default or Event of Default exists;

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1(u)(ii)(A) of this Officer's Certificate (under the heading "Incurrence of Indebtedness and Issuance of Preferred Stock") or the Fixed Charge Coverage Ratio of the Company or the surviving Person, as applicable, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; provided, however, that this clause (4) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants; and

                  (5) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this Section 1(u)(vi) and that all conditions precedent provided for in this Section 1(u)(vi) relating to such transaction or series of transactions have been complied with.

                  (B) In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clauses (4) and
            (5) under Section 1(u)(vi)(A) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

                  (C) In addition, the Company shall not effect any
            consolidation, merger, sale, assignment, transfer, conveyance or other disposition as is contemplated in this Section 1(u)(v), unless the Company also complies with Sections 13.01 and 13.02 of the Indenture and the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall be deemed a Successor Corporation under the Indenture.

                  (vii) Transactions with Affiliates.

                  (A) The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2)   the Company delivers to the Trustee:

                        (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this
                              Section 1(u)(vii) and that such Affiliate
                              Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                        (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Holders of Series I Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  (B) The following items shall not be deemed to be Affiliate
            Transactions and, therefore, shall not be subject to the provisions of Section 1(u)(vii)(A) above:

                  (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries (other than a Receivables Entity);

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

                  (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

                  (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

                  (6) Permitted Investments pursuant to this Officer's Certificate and Restricted Payments that are permitted by the provisions of this Officer's Certificate in
                        Section 1(u)(i) (under the heading "Restricted
                        Payments");

                  (7) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

                  (8) transactions pursuant to any agreement in effect on the date of this Officer's Certificate as the same may be amended from time to time in any manner not materially less favorable to the Holders of the Series I Notes;

                  (9) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business, consistent with past practices of the Company and/or its Restricted Subsidiaries and in compliance with applicable law in an aggregate amount not to exceed $1.0 million outstanding at any one time; and

                  (10) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction.

                  (C) The provisions of this Section 1(u)(vii) ("Transactions with Affiliates") is subject to the provisions of Section 1(u)(xiv) ("Certain Covenants and Definitions--Suspension of Certain Covenants").

                  (viii) Designation of Restricted and Unrestricted
            Subsidiaries.

                  (A) The Board of Directors may designate any Restricted
            Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under
            Section 1(u)(i)(A) of this Officer's Certificate (under the heading "Restricted Payments"). That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  (B) The Board of Directors may at any time designate any
            Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under
            Section 1(u)(ii) of this Officer's Certificate (under the heading "Incurrence of Indebtedness and Issuance of Preferred Stock"), calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

                  (C) The provisions of this Section 1(u)(viii) ("Designation of
            Restricted and Unrestricted Subsidiaries") is subject to the provisions of Section 1(u)(xiv) ("Certain Covenants and Definitions--Suspension of Certain Covenants").

                  (ix) Future Subsidiary Guarantees.

                  (A) The Company shall not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company unless:

                  (1) such Restricted Subsidiary simultaneously executes and delivers to the Trustee a Subsidiary Guarantee of such Restricted Subsidiary except that with respect to a Guarantee of Indebtedness of the Company if such Indebtedness is by its express terms subordinated in right of payment to the Series I Notes, any such Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Series I Notes substantially to the same extent as such Indebtedness is subordinated to the Series I Notes;

                  (2) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the Series I Notes; and

                  (3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such Subsidiary Guarantee has been duly executed and authorized and (b) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this Section 1(u)(ix)(A) shall not be applicable to any Guarantee of any Restricted

                        Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary of the Company and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

                  (B) Notwithstanding the foregoing and the other provisions of this Officer's Certificate, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee if:

                  (1) the sale or other disposition is in compliance with the applicable provisions of this Officer's Certificate, including Sections 1(h)(iv) of this Officer's Certificate (under the heading "Offer to Purchase by Application of Excess Proceeds"); and

                  (2) the Subsidiary Guarantor is also released or discharged from its obligations under the Guarantee which resulted in the creation of such Subsidiary Guarantee, except by or as a result of payment under such Guarantee.

                  (x)   Sale and Leaseback Transactions.

                  (A) The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 1(u)(ii)(A) of this Officer's Certificate (under the heading "Incurrence of Indebtedness and Issuance of Preferred Stock");

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 1(h)(iv) of this Officer's Certificate (under the heading "Offer to Purchase by Application of Excess Proceeds");

            provided, however, that the foregoing clauses (1) and (3) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants.

                  (xi) Business Activities.

                  (A) The Company shall not, and shall not permit any Restricted
            Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

                  (B) The provisions of this Section 1(u)(xi) ("Business
            Activities") is subject to the provisions of Section 1(u)(xiv) ("Certain Covenants and Definitions--Suspension of Certain Covenants").

                  (xii) Payments for Consent.

                  The Company shall not, and shall not permit any of its
            Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Series I Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Officer's Certificate or the Series I Notes unless such consideration is offered to be paid and is paid to all Holders of the Series I Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (xiii) Reports.

                  (A) Whether or not required by the Commission, so long as any
            Series I Notes are outstanding, the Company shall make available to the Trustee and otherwise make available on its website, within the time periods specified in the Commission's rules and regulations (as if required):

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the certifications that would be required by Rule 13a-14 under the Exchange Act and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  (B) If the Company has designated any of its Subsidiaries as
            Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  In addition, whether or not required by the Commission, the
            Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Series I Notes remain outstanding, they shall furnish to the Holders of Series I Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (xiv) Suspension of Certain Covenants.

                  (A) During any period of time that the notes have an
            Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries shall not be subject to the following provisions of this Officer's Certificate:
            Section 1(h)(iv), Section 1(u)(i), Section 1(u)(ii), Section 1(u)(iv), Section 1(u)(v), Section 1(u)(vii), Section 1(u)(viii) and
            Section 1(u)(xi) (under the headings: "Mandatory Redemption/Redemption at Option of Holders/Offers to Purchase--Offer to Purchase by Application of Excess Proceeds," "Certain Covenants and Definitions--Restricted Payments," "Certain Covenants and Definitions--Incurrence of Indebtedness and Issuance of Preferred Stock," "Certain Covenants and Definitions--Dividend and Other Payment Restrictions Affecting Subsidiaries," "Certain Covenants and Definitions--Asset Sales," "Certain Covenants and Definitions--Transactions with Affiliates," "Certain Covenants and Definitions--Designation of Restricted and Unrestricted Subsidiaries," and "Certain Covenants and Definitions--Business Activities") (collectively, the "Suspended Covenants"); provided, however, that the provisions in Section 1(h)(iii), Section 1(u)(iii), Section 1(u)(vi) (except as set forth in -------- ------- that Section 1(u)(vi)), Section 1(u)(ix) (except as set forth in that Section 1(u)(ix), Section 1(u)(x), Section 1(u)(xii) (except as set forth in that Section 1(u)(xii)) and Section 1(u)(xiii) (under the headings "Mandatory Redemption/Redemption at Option of Holders/Offers to Purchase--Offer to Purchase Upon Change of Control," "Certain Covenants and Definitions--Liens," "Certain Covenants and Definitions--Merger, Consolidation or Sale of Assets" (except as set forth thereunder), "Certain Covenants and Definitions--Future Subsidiary Guarantees" (except as set forth thereunder), "Certain Covenants and Definitions--Sale and Leaseback Transactions" (except as set forth thereunder), "Certain Covenants and Definitions--Payments for Consent," and "Reports") of this Officer's Certificate shall not be so suspended.

                  (B) If the Company and its Restricted Subsidiaries are not
            subject to the Suspended Covenants for any period of time as a result of the preceding Section 1(xiv)(A) and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Series I Notes below the Investment Grade

            Ratings so that the Series I Notes do not have an Investment Grade Rating from both Rating Agencies, or a Default or Event of Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Officer's Certificate (each such date of reinstatement being the "Reinstatement Date"), including the preceding Section 1(xiv)(A). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date shall be calculated in accordance with the terms of Section 1(u)(i) of this Officer's Certificate (under "Certain Covenants and Definitions--Restricted Payments") as though such covenant had been in effect during the entire period of time from which the Series I Notes are issued, provided, however, that no immediate Default or Event of Default shall occur as a result of such reinstatement of the Suspended Covenants.

                  (xv) Covenant Defeasance.

                  (A) Option to Effect Covenant Defeasance. The Company may, at
            the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have
            Section 1(u)(xv)(B) hereof be applied to all outstanding Series I Notes upon compliance with the conditions set forth below in Section 1(u)(xv)(C) hereof.

                  (B) Exercise of Covenant Defeasance. Upon the Company's
            exercise under Section 1(u)(xv)(A) hereof of the option applicable to this Section 1(u)(xv)(B), the Company shall, subject to the satisfaction of the conditions set forth in Section 1(u)(xv)(C) hereof, be released from each of its obligations under the covenants contained in Section 1(h)(iii), Section 1(h)(iv), Section 1(u)(i),
            Section 1(u)(ii), Section 1(u)(iii), Section 1(u)(iv), Section 1(u)(v), Section 1(u)(vii), Section 1(u)(viii), Section 1(u)(ix),
            Section 1(u)(x), Section 1(u)(xi), Section 1(u)(xii) hereof (under the headings: "Mandatory Redemption/Redemption at Option of Holders/Offers to Purchase--Offer to Purchase Upon Change of Control," Mandatory Redemption/Redemption at Option of Holders/Offers to Purchase--Offer to Purchase by Application of Excess Proceeds," "Certain Covenants and Definitions--Restricted Payments," "Certain Covenants and Definitions--Incurrence of Indebtedness and Issuance of Preferred Stock," "Certain Covenants and Definitions--Liens," "Certain Covenants and Definitions--Dividend and Other Payment Restrictions Affecting Subsidiaries," "Certain Covenants and Definitions--Asset Sales," "Certain Covenants and Definitions--Transactions with Affiliates," "Certain Covenants and Definitions--Designation of Restricted and Unrestricted Subsidiaries," "Certain Covenants and Definitions--Future Subsidiary Guarantees," "Certain Covenants and Definitions--Sale and Leaseback Transactions," "Certain Covenants and Definitions--Business Activities" and "Certain Covenants and Definitions--Payment for Consents") and clause (A)(4) of Section 1(u)(vi) (under the heading "Certain Covenants and Definitions--Merger, Consolidation or Sale of Assets") hereof with respect to the Outstanding Series I Notes on and after the date the conditions set forth in Section 1(u)(xv)(C) hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Series I Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders of Securities, including but not limited to, Holders of Series I Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed Outstanding for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Series I Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Triggering Event under Section 1(h)(ii) hereof or a Default or an Event of Default under Section 10.01 of the Indenture, but, except as specified above, the remainder of the Indenture, this Officer's Certificate and such Series I Notes will be unaffected thereby. In addition, upon the Company's exercise under Section 1(u)(xv)(A) hereof of the option applicable to Section 1(u)(xv)(B) hereof, subject to the satisfaction of the conditions set forth in Section 1(u)(xv)(C) hereof, Sections 1(h)(ii)(A)(3) through 1(h)(ii)(A)(7) hereof will not constitute Triggering Events.

                  (C) Conditions to Covenant Defeasance. In order to exercise
            Covenant Defeasance under this Section 1(u)(xv):

                  (1) the Company must irrevocably deposit with the Trustee or any Paying Agent (other than the Company), in trust for the benefit of the Holders of the Series I Notes:

                        (a) money (including Funded Cash not otherwise applied pursuant to the Indenture) in an amount which will be sufficient, or

                        (b) Eligible Obligations which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

                        (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, and Liquidated Damages, if any, due and to become due on the Series I Notes or portions thereof provided, that the Company shall have delivered to the Trustee and such Paying Agent: (I) a Company Order stating that the money and Eligible Obligations deposited in accordance with this
                              Section 1(u)(xv)(C) shall be held in trust, as provided in Section 9.03 of the Indenture; and
                              (II) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in Section 1(u)(xv)(C)(1)(b) above have been satisfied;

                        (2) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Series I Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                        (3) no Triggering Event shall have occurred and be continuing on the date of such deposit (other than a Triggering Event arising from the breach of a covenant under this Officer's Certificate resulting from the borrowing of funds to be applied to such deposit);

                        (4) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Officer's Certificate) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                        (5) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Series I Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                        (6) the Company must deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with.

                        (xvi) Additional Conditions to Section 9.01 of
                  Indenture.

            Notwithstanding the provisions of Section 9.01 of the Indenture, no Series I Note shall be deemed to have been paid pursuant to such provisions unless the Company shall have delivered to the Trustee either: (a) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Officer's Certificate, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Series I Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred; or (b)
            (i) an instrument wherein the Company, notwithstanding the satisfaction and discharge of the Company's Indebtedness in respect of the Series I Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Eligible

            Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Series I Notes or portions thereof; provided, however, that such instrument may state that the Company's obligation to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an Independent public Accountant of nationally recognized standing showing the calculation thereof; and
            (ii) an Opinion of Counsel of tax counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Series I Notes will not recognize income, gain or loss for federal income tax purposes as a result of such satisfaction and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.

                  (xvii) Modifications Requiring Consent.

                  In addition to the provisions of Section 14.02 of the
            Indenture, no supplemental indenture shall alter or waive any of the provisions with respect to the redemption of the Series I Notes set forth in Section 1(g) hereof without the consent of each Holder of Series I Notes affected thereby.

                  (xviii) Certain Definitions.

                  Set forth below are certain defined terms used in this
            Officer's Certificate. Reference is made to the Indenture for the definitions of any other capitalized terms used herein for which no definition is provided herein.

                  "2003 Resource Plan" means the integrated resource plan filed with the Public Utilities Commission of Nevada by the Company and Sierra Pacific Power Company in July 2003.

                  "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Series I Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Affiliate Transaction" has the meaning assigned to it in
            Section 1(u)(vii)(A) of this Officer's Certificate.

                  "Agent" means: any Security Registrar, Paying Agent or
            Authenticating Agent.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions in Section 1(u)(x) ("Repurchase at the Option of Holders--Change of Control") and/or Section 1(u)(vi) ("Certain Covenants--Merger, Consolidation or Sale of Assets") and not by Section 1(u)(v) ("Certain Covenants--Asset Sales") of this Officer's Certificate; and

                  (2) the issuance of Equity Interests in any of the Company's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) a Restricted Payment or Permitted Investment that is permitted by Section 1(u)(i) of this Officer's Certificate (under the heading "Certain
                        Covenants--Restricted Payments");

                  (5) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of Qualified Receivables Transaction to or by a Receivables Entity;

                  (6) sales, transfers or other dispositions of assets, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the fair market value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business of the issuer and its Restricted Subsidiaries existing on the date of such sale or other disposition; provided, however, that any cash received by the Company shall be treated as Net Proceeds and applied as set forth in the
                        Section 1(g)(iii) of this Officer's Certificate (under the heading "Repurchase at the Option of Holders--Asset Sales"); provided further that the fair market value of the assets sold or disposed of is determined as provided in Section 1(u)(i)(C) of this Officer's Certificate (under the heading "Certain Covenants--Restricted Payments"); and

                   (7) transfers of assets by the Company and its Restricted Subsidiaries required under statute or regulation in connection with renewable energy contracts.

                  "Asset Sale Offer" has the meaning assigned to it in Section
            1(h)(iv)(A) of this Officer's Certificate.

                  "Attributable Debt" in respect of a sale and leaseback
            transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar
            federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in
            Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee of such board of directors duly authorized to act for the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Broker-Dealer" has the meaning set forth in the Registration
            Rights Agreement.

                  "Capital Lease Obligation" means, at the time any
            determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means:

                  (1)   in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means:

                  (1)   United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

                  "Change of Control" means the occurrence of any of the
            following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act, including any "group" with the meaning of the Exchange
                        Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Company or Sierra Pacific Resources, measured by voting power rather than number of shares; or

                  (4) the first day on which a majority of the members of the Board of Directors or the Board of Sierra Pacific Resources are not Continuing Directors.

                  "Change of Control Offer" has the meaning assigned to it in
            Section 1(h)(iii)(A) of this Officer's Certificate.

                  "Change of Control Payment" has the meaning assigned to it in
            Section 1(h)(iii)(A) of this Officer's Certificate.

                  "Change of Control Payment Date" has the meaning assigned to it in Section 1(h)(iii)(B)(2) of this Officer's Certificate.

                  "Clearstream" means Clearstream Banking, societe anonyme.

                  "Consolidated Cash Flow" means, with respect to any specified
            Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income); plus

                  (5) all extraordinary, unusual or non-recurring items of loss or expense; minus

                  (6) all extraordinary, unusual or non-recurring items of gain or revenue; minus

                  (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

            in each case, on a consolidated basis and determined in accordance with GAAP; provided that non-cash expenses recorded as a result of deferred energy accounting shall not be added to Consolidated Net Income.

                  "Consolidated Net Income" means, with respect to any specified
            Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles shall be excluded; and

                  (4) any equity in earnings or losses of Sierra Pacific Resources shall be excluded.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who:

                  (1) was a member of the Board of Directors on the original issue date of the Series I Notes; or

                  (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

                  "Credit Facilities" means one or more debt facilities or
            commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and includes any securities issued pursuant to the Indenture in order to secure any amounts outstanding under a Credit Facility from time to time; provided that the obligation of the Company to make any payment on any such securities shall be:

                  (1) no greater than the amount required to be paid under such Credit Facility that is secured by such payment obligation;

                  (2) payable no earlier than such amount is required to be paid under such Credit Facility; and

                  (3) deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid such amount under such Credit Facility; provided further that any amounts the Company is obligated to pay under such securities will not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under clause (1) of
                        Section 1(u)(ii)(B) ("Incurrence of Indebtedness and Issuance of Preferred Stock").

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as defined in the Indenture.

                  "Definitive Note" means a certificated Series I Note
            registered in the name of the Holder thereof and issued in accordance with Section 1(q)(v) of this Officer's Certificate, in the form of Exhibit A hereto except that such Series I Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Series I Notes
            issuable or issued in whole or in part in global form, the Person specified in Section 1(q)(iii) of this Officer's Certificate as the Depositary with respect to the Series I Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Officer's Certificate or the Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its
            terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of an optional redemption by the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Series I Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
            Section 1(u)(i) of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Restricted Payments").

                  "DTC" has the meaning assigned to it in Section 1(q)(iii) of this Officer's Certificate.

                  "Equity Interests" means Capital Stock and all warrants,
            options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euroclear" means Euroclear Bank S.A./N.V.

                  "Event of Default" means an Event of Default as defined in the
            Indenture.

                  "Excess Proceeds" has the meaning assigned to it in Section
            1(u)(v)(D) of this Officer's Certificate.

                  "Exchange Notes" means if and when issued, each series of the
            Series I Notes issued in exchange for any Initial Notes in an Exchange Offer or upon transfer pursuant to a Shelf Registration Statement.

                  "Exchange Offer" has the meaning set forth in a corresponding
            Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the original issue date of the Series I Notes, until such amounts are repaid.

                  "First Mortgage Indenture" means the Indenture of Mortgage, dated as of October 1, 1953, between the Company and Deutsche Bank Trust Company Americas, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

                  "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Series I Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Series I Lien is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

                  (5) all distributions by a Trust Preferred Vehicle to persons other than the Company of amounts received as interest by such trust on the subordinated Indebtedness of the Company held by such trust.

                  "Fixed Charge Coverage Ratio" means with respect to any
            specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge
            Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business) and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "GAAP" means generally accepted accounting principles set
            forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the original issue date of the Series I Notes.

                  "Global Note Legend" means the legend set forth in Section
            1(q)(v)(G)(2) of this Officer's Certificate, which is required to be placed on all Global Notes issued under this Officer's Certificate.

                  "Global Notes" means, individually and collectively, each of the Series I Notes (which may be either Restricted Global Notes or Unrestricted Global Notes) issued or issuable in the global form of Exhibit A hereto issued in accordance with Sections 1(q)(i), 1(q)(v)(B)(4), 1(q)(v)(D)(4) or 1(q)(v)(F) of this Officer's
            Certificate.

                  "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any specified
            Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to protect the person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

                  (2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

                  (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

                  (4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                  "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (1)   in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3)   in respect of banker's acceptances;

                  (4)   representing Capital Lease Obligations;

                  (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6)   representing any Hedging Obligations,

            if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Series I Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

                  The amount of any Indebtedness outstanding as of any date
            shall be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Notes" has the meaning set forth in Section 1(q)(ii)
            of this Officer's Certificate.

                  "Initial Purchaser" has the meaning set forth in the Purchase
            Agreement.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 1(u)(i)(C) of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Restricted Payments"). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 1(u)(i)(C) of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Restricted Payments").

                  "Issue Date" means the first date on which any Series I Notes are issued, authenticated and delivered under the Indenture and this Officer's Certificate.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of Initial Notes for use by such Holders in connection with an Exchange Offer.

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Moody's" means Moody's Investors Service, Inc. or any
            successor to the rating agency business thereof.

                  "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

                  (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Series I Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness:

                  (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

                  (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Series I Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

                  (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Non-U.S. Person" means a person who is not a U.S. Person.

                  "Note Custodian" means the Trustee, as custodian for the
            Depositary with respect to the Series I Notes in global form, or any successor entity thereto.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offer Amount" has the meaning assigned to it in Section
            1(h)(iv)(B) of this Officer's Certificate.

                  "Offer Period" has the meaning assigned to it in Section
            1(h)(iv)(B) of this Officer's Certificate.

                  "Offering" means the offering of the Original Notes by the
            Company on the Issue Date.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Original Notes" has the meaning set forth in Section 1(q)(ii)
            of this Officer's Certificate.

                  "Participant" means, with respect to DTC, Euroclear or
            Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Payment Default" has the meaning assigned to it in Section
            1(h)(ii)(A)(6)(I) of this Officer's Certificate.

                  "Permitted Business" means any business that derives a
            majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the original issue date of the Series I Notes and/or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the original issue date of the Series I Notes, as determined in good faith by the Board of Directors.

                  "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company (other than a Receivables Entity);

                  (2)   any Investment in Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

                        (a) such Person becomes a Restricted Subsidiary of the Company (other than a Receivables Entity); or

                        (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity);

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1(u)(v) of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Asset Sales");

                  (5) any acquisition of assets to the extent it is in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (7)   Hedging Obligations;

                  (8) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided however, that any Investment in any Receivables Entity or such other Person is in the form of a Purchase Money Note, or any equity interests, directly or indirectly, in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

                  (9) any Investments made in accordance with clause (6) of the definition of "Asset Sales"; and

                  (10) other Investments in any Person that is not also a Restricted Subsidiary of the Company having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the original issue date of the Series I Notes, not to exceed $30.0 million.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the original issue date of the Series I Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the original issue date of the Series I Notes, and the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Series I Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Series I Notes on terms at least as favorable to the Holders of Series I Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Private Placement Legend" means the legend set forth in
            Section 1(q)(v)(G)(1) of this Officer's Certificate to be placed on all Series I Notes issued under the Indenture and this Officer's Certificate except where otherwise permitted by the provisions of the Indenture and this Officer's Certificate.

                  "Purchase Agreement" means the Purchase Agreement dated August
            13, 2003 among the Company and each Initial Purchaser relating to the Offering.

                  "Purchase Date" has the meaning assigned to it in Section
            1(h)(iv)(B) of this Officer's Certificate.

                  "Purchase Money Note" means a promissory note of a Receivables
            Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

                  "QIB" means a "qualified institutional buyer" as defined in
            Rule 144A.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

                  "Rating Agencies" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Series I Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

                  "Receivables Entity" means a wholly-owned Subsidiary of the
            Company or Sierra Pacific Resources (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors (as provided below) as a Receivables Entity:

                  (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                        (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                        (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

                        (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (2) which is not party to any agreement, contract, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with the Company or any Restricted Subsidiary of the Company other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

                  (3) to which neither the Company nor any Restricted Subsidiary of the Company has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  Any such designation by the Board of Directors shall be
            evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

                  "Registration Rights Agreement" means (i) the Registration
            Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof relating to the Original Notes and (ii) any similar agreement that the Company and other parties may enter into in relation to any other Initial Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

                  "Regulation S" means Regulation S promulgated under the
            Securities Act.

                  "Regulation S Global Note" means a Global Note in the form of
            Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchasers in reliance on Rule 903 of Regulation S.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the
            Private Placement Legend.

                  "Restricted Investment" means an Investment other than a
            Permitted Investment.

                  "Restricted Payments" has the meaning assigned to it in
            Section 1(u)(i)(A) of this Officer's Certificate.

                  "Restricted Period" means the 40-day distribution compliance period as set forth in Regulation S.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
            Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities
            Act.

                  "Rule 144A Global Note" means a Global Note in the form of
            Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchasers in reliance on Rule 144A.

                  "Rule 903" means Rule 903 promulgated under the Securities
            Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
            Act.

                  "Securities Act" means the Security Act of 1933, as amended.

                  "Series I Lien" means, with respect to any asset, any
            mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Series I Permitted Liens" means:

                  (1) Series I Liens securing any Indebtedness under a Credit Facility that was permitted by the terms of this Officer's Certificate to be incurred, and all Obligations and Hedging Obligations relating to such Indebtedness;

                  (2) Series I Liens in favor of the Company or any Subsidiary Guarantors;

                  (3) Series I Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Series I Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

                  (4) Series I Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Series I Liens were in existence prior to the contemplation of such acquisition;

                  (5) Series I Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Series I Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 1(u)(ii)(B)(4) of this Officer's Certificate ("Certain Covenants and Definitions--Incurrence of

                        Indebtedness and Issuance of Preferred Stock") covering only the assets acquired with such Indebtedness;

                  (7) Series I Liens existing on the original issue date of the Series I Notes (including the Series I Lien of the First Mortgage Indenture and the Series I Lien of the Indenture);

                  (8) Series I Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Series I Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (including Hedging Obligations) that do not exceed $15.0 million at any one time outstanding;

                  (10) Series I Liens to secure Indebtedness permitted by clauses (7), (13), (16) or (17) of Section 1(u)(ii)(B)
                        of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Incurrence of Indebtedness and Issuance of Preferred Stock");

                  (11) Series I Liens securing any other Indebtedness issued or to be issued under the Indenture that was permitted to be incurred under the terms of Section 1(u)(ii) of this Officer's Certificate (under the heading "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock");

                  (12) Series I Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Series I Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Series I Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Series I Permitted Lien hereunder;

                  (13) Series I Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case, incurred in connection with a Qualified Receivables Transaction; and

                  (14) Series I Liens, including pledges, rights of offset and bankers' liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of the Company or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of the Company, any of its Subsidiaries or any special purpose entity directly or indirectly providing loans to or making receivables purchases from the Company or any of its Subsidiaries.

                  "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a
            "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "S&P" means Standard & Poor's Rating Group, Inc., or any
            successor to the rating agency business thereof.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

                  "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                  "Subsidiary Guarantee" means any Guarantee of the Series I
            Notes to be executed by any Subsidiary of the Company pursuant to
            Section 1(u)(ix) of this Officer's Certificate (under the heading "Future Subsidiary Guarantees").

                  "Subsidiary Guarantors" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

                  "Triggering Event" has the meaning assigned to it in Section
            1(h) of this Officer's Certificate.

                  "Trust Preferred Vehicle" means NVP Capital I, NVP Capital III or any future similar trust, the only assets of which are subordinated Indebtedness of the Company.

                  "Unrestricted Definitive Note" means one or more Definitive
            Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1)   has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                  (5) has at least one director on its Board that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

                  Any designation of a Subsidiary of the Company as an
            Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 1(u)(i) of this Officer's Certificate (under the heading "Certain Covenants and

            Definitions--Restricted Payments"). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1(u)(ii) of this Officer's Certificate (under the heading "Certain Covenants and Definitions--Incurrence of Indebtedness and Issuance of Preferred Stock"), the Company shall be in default of such covenant.

                  "U.S." means the United States of America.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o)
            under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital
            Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any
            Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

            (v) The Series I Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.

      2. The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series I Notes and in respect of compliance with which this certificate is made.

      The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

      In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

      In the opinion of the undersigned, such conditions and covenants have been complied with.

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the date first written above.

                                       By:
                                          -----------------------------------
                                             Michael W. Yackira
                                             Executive Vice President and
                                             Chief Financial Officer

Acknowledged and Received on
April ___, 2004

THE BANK OF NEW YORK,
as Trustee

By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------

NPC Officer's Certificate (Terms of Note)

                                    EXHIBIT A

                             FORM OF SERIES I NOTES

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the
                    Indenture and the Officer's Certificate]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture and the Officer's Certificate]

                              NEVADA POWER COMPANY
         6 1/2% General and Refunding Mortgage Notes, Series I, due 2012

Original Interest Accrual Date:     April 7, 2004               Redeemable:  Yes  |X|  No | |
Stated Maturity:                    April 15, 2012              Redemption Date:  See Below
Interest Rate:                      6 1/2%                      Redemption Price:  See Below
Interest Payment Dates:             April 15 and October 15
Record Dates:                       April 1 and October 1

                     The Security is not a Discount Security
             within the meaning of the within-mentioned Indenture.

                                                   CUSIP No. ___________________

         6 1/2% General and Refunding Mortgage Notes, Series I, due 2012

No. R-1                                                             $130,000,000

promises to pay to Cede & Co. or registered assigns, the principal sum of $130,000,000 Dollars on April 15, 2012.

      1. Interest. Nevada Power Company, a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Series I Note at 6 1/2% per annum, from April 7, 2004 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Series I Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from Original Interest Accrual Date specified above; provided that if there is no existing Default in the payment of interest, and if this Series I
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Series I Notes, in which case interest shall accrue from the Original Interest Accrual Date specified above; provided, further, that the first Interest Payment Date shall be October 15, 2004. The Company shall pay interest

(including postpetition interest in any proceeding under the Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne on the Series I Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      2. Method of Payment. The Company shall pay interest on the Series I Notes (except Defaulted Interest) and Liquidated Damages to the Persons who are registered Holders of Series I Notes at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Series I Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.07 of the Indenture with respect to Defaulted Interest. The Series I Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of Series I Notes at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages on, all Global Notes and all other Series I Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent and Security Registrar. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to any Holder of Series I Notes. The Company or any of its Subsidiaries may act in any such capacity.

      4. Indenture; Security. This Series I Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Bank of New York, Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Series I Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Series I Note is one of the series designated above. The terms of the Series I Notes include those stated in the Indenture, the Officer's Certificate dated April 7, 2004 (the "Officer's Certificate") and those made part of the Indenture by reference to the Trust Indenture Act. The Series I Notes are subject to all such terms, and Holders of Series I Notes are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Series I Note conflicts with the express provisions of the Indenture or the Officer's Certificate, the provisions of the Indenture and the Officer's Certificate shall govern and be controlling. The Series I Notes are general obligations of the Company initially limited to $130,000,000 aggregate principal amount in the case of Series I Notes issued on the Issue Date.

      All Outstanding Securities, including the Series I Notes, issued under the Indenture are secured by the lien of the Indenture on the properties of the Company described in the Indenture. The lien of the Indenture is junior, subject and subordinate to the prior lien of the Indenture of Mortgage dated as of October 1, 1953 between the Company and Deutsche Bank Trust Company Americas, as trustee.

      5. Optional Redemption.

            (a) The Company may redeem the notes at any time, either in whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Series I Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series I Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series I Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series I Notes.

            "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such third business day, the Reference Treasury Dealer Quotation for such redemption date.

            "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

            "Reference Treasury Dealer" means a primary U.S. Government Securities Dealer selected by the Company.

            "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the

      Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date.

            "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            (b) Notwithstanding the foregoing, at any time or from time to time on or prior to April 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Series I Notes at a Redemption Price of 106.5% of the principal amount thereof, plus accrued and unpaid interest, if any, and Liquidated Damages thereon, if any, to the Redemption Date, with the net cash proceeds of any public or private offerings of its Equity Interests or capital contribution to the Company's equity made with net cash proceeds of an offering by Sierra Pacific Resources; provided that at least 65% of the aggregate principal amount of Series I Notes remain outstanding immediately after each occurrence of such redemption excluding Series I Notes held by the Company and its Subsidiaries; and provided, further, that each such redemption shall occur within 120 days of the date of the closing of such offering.

      6. Notice of Optional Redemption. Notice of optional redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Series I Notes are to be redeemed at its registered address. Series I Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Series I Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on Series I Notes or portions thereof called for redemption.

      7. Mandatory Redemption.

            (a) Other than in connection with clause (b) below or in connection with a redemption at the option of the Holders of the Series I Notes, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Series I Notes.

            (b) Upon the occurrence of the events described below in clauses (1) or (2) of this paragraph 7(b), the Company shall be required to redeem the Series I Notes immediately, at a Redemption Price equal to 100% of the aggregate principal amount of the Series I Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series I Notes to the date of redemption, without further action or notice on the part of the Trustee or the Holders of the Series I Notes:

            (1) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a

                  Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (I)   commences a voluntary case,

                  (II) consents to the entry of an order for relief against it in an involuntary case,

                  (III) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (IV) makes a general assignment for the benefit of its creditors, or

                  (V) admits in writing of its inability to pay its debts generally as they become due; or

            (2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (I) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                  (II) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (III) orders the liquidation of the Company or any of its
                        Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days.

      8. Redemption at the Option of Holders. Upon the occurrence of any of the following Triggering Events: (a) failure for 30 days to pay when due interest on, or Liquidated Damages with respect to, the Series I Notes; (b) failure to pay when due the principal of, or premium, if any, on the Series I Notes; (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described in Section 1(u)(i), 1(u)(ii) or 1(u)(vi) of the Officer's Certificate; (d) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described in Section 1(h)(iii) or (iv) of the Officer's Certificate; (e) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Officer's Certificate or the Series I Notes; (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the original issue date of the Series I Notes, if that default
(i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (g) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or (h) an event of default under the First Mortgage Indenture (other than any such matured event of default which (i) is of similar kind or character to the Triggering Event described in (c) or (e) above and (ii) has not resulted in the acceleration of the securities outstanding under the First Mortgage Indenture); provided, however, that, anything in the Officer's Certificate to the contrary notwithstanding, the waiver or cure of such event of default under the First Mortgage Indenture and the rescission and annulment of the consequences thereof under the First Mortgage Indenture shall constitute a cure of the corresponding Triggering Event and a rescission and annulment of the consequences thereof, the Holders of at least 25% in principal amount of the Series I Notes then Outstanding may deliver a notice to the Company requiring the Company to redeem the Series I Notes immediately at a Redemption Price equal to 100% of the aggregate principal amount of the Series I Notes plus accrued and unpaid interest and Liquidated Damages, if any, on the Series I Notes to the Redemption Date. The Holders of a majority in aggregate principal amount of the Series I Notes then Outstanding by notice to the Company and the Trustee may on behalf of the Holders of all of the Series I Notes waive any existing Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest or Liquidated Damages on, or the principal of, the Series I Notes. In the case of any Triggering Event by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Series I Notes pursuant to the provisions of
Section 1(g)(i) or, prior to April 15, 2007, Section 1(g)(ii) of the Officer's Certificate relating to redemption at the option of the Company, an equivalent premium equal to the premium payable under Section 1(g)(i) or, prior to April 15, 2007, Section 1(g)(ii), whichever is greater, shall also become and be immediately due and payable to the extent permitted by law upon the redemption of the Series I Notes at the option of the Holders thereof.

      9. Denominations, Transfer, Exchange. The Series I Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Series I Notes may be registered and Series I Notes may be exchanged as provided in the Indenture and the Officer's Certificate. The Security Registrar and the Trustee may require a Holder of Series I Notes, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of Series I Notes to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Series I Note or portion of a Series I Note selected for redemption, except for the unredeemed portion of any Series I Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Series I Notes for a period of 15 days before a selection of Series I Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. Persons Deemed Owners. The registered Holder of a Series I Note may be treated as its owner for all purposes.

      11. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series I Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series I Note and of any Series I Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series I Note.

      12. Events of Default. If an Event of Default shall occur and be continuing, the principal of this Series I Note may be declared due and payable in the manner and with the effect provided in the Indenture.

      13. No Recourse Against Others. As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

      14. Authentication. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Series I Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      15. Transfer and Exchange.

            (a) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series I Note is registrable in the Security Register, upon surrender of this Series I Note for registration of transfer at the Corporate Trust Office of The Bank of New York in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series I Notes of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

            (b) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            (c) Prior to due presentment of this Series I Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series I Note is registered as the absolute owner hereof for all purposes, whether or not this Series I Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      16. Governing Law. THE SERIES I NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      17. Definition of "Business Day" and Other Terms. As used herein, "Business Day" shall mean any day, other than Saturday or Sunday, on which commercial banks are open for business, including dealings in deposits in U.S. dollars, in New York. All other terms used in this Series I Note which are defined in the Indenture or the Officer's Certificate shall have the meanings assigned to them in the Indenture or the Officer's Certificate, as applicable, unless otherwise indicated.

      18. Abbreviations. Customary abbreviations may be used in the name of a Holder of Series I Notes or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Series I Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of April 7, 2004 between Nevada Power Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Series I Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Series I Notes. No representation is made as to the accuracy of such numbers either as printed on the Series I Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder of Series I Notes upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                              Nevada Power Company
                                  P.O. Box 230
                             6226 W. Sahara Avenue
                            Las Vegas, Nevada 89146
                       Attention: Chief Financial Officer

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   NEVADA POWER COMPANY

                                   By:  ____________________________
                                          Michael W. Yackira
                                          Executive Vice President and
                                          Chief Financial Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  April ___, 2004

                                   THE BANK OF NEW YORK, as Trustee


                                   By:  _______________________________
                                           Authorized Signatory

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                        PRINCIPAL AMOUNT OF
                                                                         THIS GLOBAL NOTE         SIGNATURE OF
                          AMOUNT OF DECREASE     AMOUNT OF INCREASE       FOLLOWING SUCH      AUTHORIZED SIGNATORY
                          IN PRINCIPAL AMOUNT    IN PRINCIPAL AMOUNT       DECREASE (OR        OF TRUSTEE OR NOTE
   DATE OF EXCHANGE       OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE         INCREASE)              CUSTODIAN
   ----------------       -------------------    -------------------    -------------------   --------------------


--------
*** This should be included only if the Note is issued in global form.

                                 ASSIGNMENT FORM

      To assign this Series I Note, fill in the form below: (I) or (we) assign and transfer this Series I Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Series I Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
Your Signature:_________________________________________________________________
           (Sign exactly as your name appears on the face of this Series I Note)

                               SIGNATURE GUARANTEE

                                            Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Security Registrar, which
                                            requirements include membership or
                                            participation in the Security
                                            Transfer Agent Medallion Program
                                            ("STAMP") or such other "signature
                                            guarantee program" as may be
                                            determined by the Security Registrar
                                            in addition to, or in substitution
                                            for, STAMP, all in accordance with
                                            the Securities Exchange Act of 1934,
                                            as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Series I Note purchased by the Company pursuant to Section 1(h)(iii) (Offer to Purchase upon Change of Control) or 1(h)(iv) (Offer to Purchase Upon Application of Excess Proceeds) of the Officer's Certificate, check the box below:

      | |  Section 1(h)(iii) (Offer to Purchase upon    | | Section   1(h)(iv)  (Offer  to  Purchase
            Change of Control)                          Upon Application of Excess Proceeds)

      If you want to elect to have only part of the Series I Note purchased by the Company pursuant to Section 1(h)(iii) (Offer to Purchase upon Change of Control) or 1(h)(iv) (Offer to Purchase Upon Application of Excess Proceeds) of the Indenture, state the amount you elect to have purchased:

      $_________________

Date:

Your Signature:_________________________________________________________________
            (Sign exactly as your name appears on the face of the Series I Note)

Tax Identification No.:_________________________________________________________

                               SIGNATURE GUARANTEE

                                            Signatures must be guaranteed by an
                                            "eligible guarantor institution"
                                            meeting the requirements of the
                                            Security Registrar, which
                                            requirements include membership or
                                            participation in the Security
                                            Transfer Agent Medallion Program
                                            ("STAMP") or such other "signature
                                            guarantee program" as may be
                                            determined by the Security Registrar
                                            in addition to, or in substitution
                                            for, STAMP, all in accordance with
                                            the Securities Exchange Act of 1934,
                                            as amended.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Nevada Power Company
P.O. Box 230
6226 W. Sahara Avenue
Las Vegas, Nevada  89146
Attention:  Treasurer

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Attention: Corporate Trust Administration

      Re: Nevada Power Company 6 1/2% General and Refunding Mortgage Notes, Series I, due 2012

      Reference is hereby made to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended or supplemented (the "Indenture"), between Nevada Power Company, as issuer (the "Company") and The Bank of New York, as trustee and the Officer's Certificate dated April 7 , 2004 governing the Note[s] (the "Officer's Certificate"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Officer's Certificate.

      ____________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to ____________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

      1. | | CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Officer's Certificate and the Securities Act.

      2. | | CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture and the Officer's Certificate, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Officer's Certificate and the Securities Act.

      3. | | CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

            (a) | | such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

            or

            (b) | | such Transfer is being effected to the Company or a subsidiary thereof;

            or

            (c) | | such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

            (d) | | such Transfer is being effected to an accredited investor within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investor") or pursuant to another exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby certifies that the

Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) if the Transfer is to an Institutional Accredited Investor, a certificate executed by the Transferee in the form of Exhibit D to the Officer's Certificate and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certificate) to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture and the Officer's Certificate, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Officer's Certificate and the Securities Act.

      4. | | CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

            (a) | | CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture, the Officer's Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer's Certificate, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Officer's Certificate.

            (b) | | CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and the Officer's Certificate and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Officer's Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the Officer's Certificate, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Officer's Certificate.

            (c) | | CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and the Officer's Certificate and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Officer's Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture and the

Officer's Certificate, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Officer's Certificate.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

------------------------------
[Insert Name of Transferor]

By:
   ---------------------------
     Name:
     Title:

Dated:
      ------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (A) OR (B)]

            (a)   | | a beneficial interest in the:

                  (ii)  | | 144A Global Note (CUSIP ___________), or

                  (ii)  | | Regulation S Global Note (CUSIP ___________); or

            (b)   | | a Restricted Definitive Note.

      2.    After the Transfer the Transferee shall hold:

                                  [CHECK ONE]

            (a)   | | a beneficial interest in the:

                  (i)   | | 144A Global Note (CUSIP ___________), or

                  (ii)  | | Regulation S Global Note (CUSIP ___________), or

                  (iii) | | Unrestricted Global Note (CUSIP ___________); or

            (b)   | | a Restricted Definitive Note.

            (c)   | | an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture and the Officer's
      Certificate.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Nevada Power Company
P.O. Box 230
6226 W. Sahara Avenue
Attention:  Treasurer
Las Vegas, Nevada  89146

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Attention: Corporate Trust Administration

      Re: Nevada Power Company 6 1/2% General and Refunding Mortgage Notes, Series I, due 2012

                              (CUSIP ____________)

      Reference is hereby made to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended or supplemented (the "Indenture"), between Nevada Power Company, as issuer (the "Company") and The Bank of New York, as trustee, and the Officer's Certificate dated April 7, 2004 governing the Note[s] (the "Officer's Certificate"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Officer's Certificate.

      ____________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a) | | CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture, the Officer's Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) | | CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, the Officer's Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) | | CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficiary interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, the Officer's Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) | | CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, the Officer's Certificate and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a) | | CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture and the Officer's Certificate, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Officer's Certificate and the Securities Act.

            (b) | | CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the

                                   [CHECK ONE]

| |  144A Global Note                              | |  Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture and the Officer's Certificate, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Officer's Certificate and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     [Insert Name of Owner]

                                     By:
                                        ----------------------------------
                                          Name:
                                          Title:
Dated:
      ------------------------------

                                    EXHIBIT D

       FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Nevada Power Company
P.O. Box 230
6226 W. Sahara Avenue
Las Vegas, Nevada  89146
Attention:  Treasurer

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York  10286
Attention: Corporate Trust Administration

      Re: Nevada Power Company 6 1/2% General and Refunding Mortgage Notes, Series I, due 2012

      Reference is hereby made to the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended or supplemented (the "Indenture"), among Nevada Power Company, as issuer (the "Company") and The Bank of New York, as trustee, and the Officer's Certificate dated April 7, 2004 governing the Notes (the "Officer's Certificate"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture and the Officer's Certificate.

      In connection with our proposed purchase of $______________ aggregate principal amount of:

      (a) | | a beneficial interest in a Global Note, or

      (b) | | a Definitive Note,

      we confirm that:

1.    we are an "accredited investor" within the meaning of Rule 501(a)(1), (2),
      (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act (an "institutional accredited investor");

2. (i)(A) any purchase of the Notes by us shall be for our own account or for the account of one or more other institutional accredited investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

3. in the event that we purchase any Notes, we shall acquire Notes having a minimum purchase price of not less than $250,000 for our own account and for each separate account for which we are acting;

4. we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

5. we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

6. we have received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes; and

7. (vii)(a) we are not an employee benefit plan or other arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include assets of such a plan or arrangement (pursuant to 29 C.F.R. Section 2510.3-101 or otherwise), and we are not purchasing (and shall not hold) the Notes on behalf of, or with the assets of, any such plan, arrangement or entity; or (b) our purchase and holding of the Notes are completely covered by the full exemptive relief provided by U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

            We understand that the Notes were offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act or any state securities laws, and they were offered for resale in transactions not requiring registration under the Securities Act. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes, and each subsequent holder of the Notes by its acceptance of the Notes will agree, to offer, sell or otherwise transfer such notes prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the date of the original issue of the Notes and the last date on which the Company or any of its affiliates were the owner of such Notes (or any predecessor thereto) or (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date") only: (1) to the Company; (2) pursuant to a registration statement which has been declared effective under the Securities Act; (3) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; (4) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or (5) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws. Subject to the procedures set forth under Section 1(q)(v) of the Officer's Certificate, prior to any proposed transfer of the Notes (otherwise than pursuant to an effective registration statement) within the period referred to in Rule 144(k) under the Securities Act with respect to such transfer, the Holder of the Notes must check the appropriate box set forth on the reverse of its Notes relating to the manner of such transfer and submit the Notes to the trustee. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. We acknowledge that the Company, the trustee and the transfer agent and security registrar reserve the right prior to any offer, sale or other transfer pursuant this paragraph, prior to the end of the restrictive periods described in clauses (x) and (y) above, to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company, the trustee and the security registrar. We further understand that any Notes we receive shall be in the form of definitive physical certificates and that such certificates shall bear a legend reflecting the substance of this paragraph.

            THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            We acknowledge that you and the Company shall rely upon the truth and accuracy of our acknowledgments, confirmations and agreements in this letter. Further, we acknowledge and agree that you and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or, official inquiry with respect to the matters covered hereby.

                                     [Insert Name of Accredited Investor]

                                     By:
                                        ------------------------------------
                                          Name:
                                          Title:
Dated:
      ----------------------------------